EXHIBIT 99.1


[SCS TRANSPORTATION, INC]

                                                                    NEWS RELEASE


                                                                JANUARY 22, 2004


             SCS TRANSPORTATION, INC., ANNOUNCES 50 PERCENT INCREASE
                IN EARNINGS PER SHARE FOR FOURTH QUARTER OF 2003

(KANSAS CITY, Mo.) - SCS Transportation, Inc. (NASDAQ: SCST) today reported revenue of $207.5 million in the fourth quarter of 2003, up 6.8 percent from $194.3 million in the year-earlier quarter. Net income was $4.6 million, a 50 percent increase from $3.0 million in the fourth quarter of 2002. Fourth-quarter earnings per share were $0.30, up 50 percent from $0.20 a year earlier.

For full-year 2003, revenue was $827.4 million, up 6.7 percent from $775.4 million in 2002. Net income was $14.9 million for 2003, a 23.8 percent increase compared with income of $12.1 million before the recognition in 2002 of the cumulative effect of a change in accounting for goodwill. Earnings per share for 2003 were $0.99, up 20.7 percent from $0.82 per share in 2002 income before the change in accounting for goodwill.

"Earnings improved in the fourth quarter of 2003 as both operating companies, Saia and Jevic, increased volumes while managing costs and productivity," said Bert Trucksess, chairman, president and chief executive officer of SCS Transportation. "During our first full year as an independent public company, we also strengthened our balance sheet and increased our financial flexibility for future growth initiatives."

Operating income in the fourth quarter of 2003 increased 10.9 percent to $8.3 million, from $7.5 million a year earlier. While Saia and Jevic each achieved significant growth in fourth-quarter operating profits, the holding company recorded higher net operating expenses in the quarter, primarily due to an increase in corporate self-insurance reserves. Offsetting those expenses, SCS Transportation benefited from a non-recurring reduction in tax expense in the fourth quarter as a result of changes in state laws during the year.

SCS Transportation Announces Fourth-Quarter Earnings
Page 2



OPERATING COMPANIES

Saia and Jevic both delivered growth in revenues and less-than-truckload (LTL) volumes in the fourth quarter, exceeding growth in the industrial economy. Profitability improved significantly for both subsidiaries, despite increases in wages and healthcare costs.

Saia revenue was $129.6 million in the fourth quarter, up 5.2 percent from a year earlier. Operating income for Saia was $7.4 million in the quarter, up 28.9 percent from the prior-year quarter. Saia's fourth-quarter operating ratio was
94.3 percent, an improvement from 95.3 percent a year earlier. Saia LTL tonnage rose by 4.7 percent from the prior-year quarter. LTL revenue per hundredweight, excluding fuel surcharge, was down 0.5 percent, primarily due to an increasing LTL average weight per shipment.

Jevic fourth-quarter revenue was $77.9 million, up 9.6 percent from the prior-year quarter. Operating income for Jevic was $3.0 million in the quarter, up 39.4 percent from a year earlier. The fourth-quarter operating ratio improved to 96.2 percent, versus 97.0 percent in the prior-year quarter. LTL revenue, excluding fuel surcharge, rose 9.8 percent, due to a 7.7 percent increase in LTL tonnage combined with a 2.2 percent rise in LTL revenue per hundredweight, excluding fuel surcharge.

OUTLOOK AND FINANCIAL POSITION

"Our first full year as an independent company generated a 77 percent increase in stock price for shareholders. In 2004, we expect revenue and earnings growth to continue, as we benefit from company specific initiatives and an improving economy," Trucksess said.

The company's plans call for net capital expenditures of approximately $55 million in 2004. In 2003, net capital expenditures were $50 million, with $18 million in the fourth quarter.

The company ended 2003 financially strong. Cash was $31 million as of December 31, 2003, an increase of $9 million from 2002, while debt was essentially unchanged. During the

SCS Transportation Announces Fourth-Quarter Earnings
Page 3


fourth quarter, the company increased the capacity, extended the term, and improved pricing of its revolving credit arrangement to further enhance financial flexibility.

As forward-looking guidance, SCS Transportation said management expects full-year 2004 earnings per share in a range of $1.22 to $1.30. In the first quarter of 2004, the company expects earnings per share in the range of $0.12 to $0.18. These estimates are highly dependent on the economy, external and company-specific risk factors, and initiatives that could cause actual results to vary materially. The quarterly estimate assumes a continuation of fourth-quarter performance trends, with a seasonality adjustment for lower business levels and weather-related risks in the first three months of the year.

CONFERENCE CALL

SCS Transportation will hold its quarterly conference call on Friday, January 23, 2004, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Hosting the call will be Bert Trucksess, chairman, president and CEO, and Jim Bellinghausen, vice president of finance and CFO. To participate, please dial 1-800-275-8866, or 1-706-634-4936 for international calls. Callers should dial in five to ten minutes before the starting time. This call will be webcast live via the company's web site at www.scstransportation.com and will be archived on the site for 90 days. A replay of the call will also be available from two hours after completion through January 30, 2004, by dialing 1-800-642-1687 and using conference code 4807640.

SCS Transportation, Inc. (NASDAQ: SCST) provides trucking transportation and supply chain solutions to 72,000 customers across the United States. With 2003 revenues of $827 million, the company focuses on regional and interregional less-than-truckload (LTL) and selected truckload (TL) services. Operating subsidiaries are Saia, an efficient LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL & truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 7,700 employees nationwide.

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of

SCS Transportation Announces Fourth-Quarter Earnings
Page 4


statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers; governmental regulations, including but not limited to Hours of Service, engine emissions and Homeland Security; cost and availability of fuel; inclement weather; competitive initiatives and pricing pressures; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC filings.


                                      # # #


INVESTOR CONTACT:          Greg Drown
                           SCS Transportation, Inc.
                           816-714-5906
                           gdrown@scstransportation.com

MEDIA CONTACT:             Dick Johnson
                           Johnson Strategic Communications Inc.
                           913-649-8885
                           dick@johnsonstrategic.com

                 SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                           (AMOUNTS IN THOUSANDS)
                                (UNAUDITED)


                                                          DECEMBER 31,       DECEMBER 31,
                                                              2003              2002
                                                          -----------        ------------
ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                           $  30,870           $  21,872
      Accounts receivable                                    93,283              86,908
      Prepaid expenses and other                             30,361              30,709
                                                          ---------           ---------
           Total current assets                             154,514             139,489

PROPERTY AND EQUIPMENT:
      Cost                                                  519,715             487,803
      Less: Accumulated depreciation                        227,322             200,645
                                                          ---------           ---------
           Net property and equipment                       292,393             287,158

GOODWILL AND OTHER ASSETS                                    17,159              17,696
                                                          ---------           ---------
           Total assets                                   $ 464,066           $ 444,343
                                                          =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable and checks outstanding             $  27,545           $  26,009
      Wages and employees' benefits                          30,779              27,870
      Other current liabilities                              27,671              30,682
                                                          ---------           ---------
           Total current liabilities                         85,995              84,561

OTHER LIABILITIES:
      Long-term debt                                        116,510             116,410
      Deferred income taxes                                  53,504              54,087
      Claims, insurance and other                            18,475              15,008
                                                          ---------           ---------
           Total other liabilities                          188,489             185,505

SHAREHOLDERS' EQUITY:
      Common stock                                               15                  15
      Additional paid-in capital                            201,743             200,611
      Deferred compensation trust                              (760)                  -
      Retained earnings (deficit)                           (11,416)            (26,349)
                                                          ---------           ---------
           Total shareholders' equity                       189,582             174,277
                                                          ---------           ---------
           Total liabilities and shareholders' equity     $ 464,066           $ 444,343
                                                          =========           =========

                    SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2003 AND 2002
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                 FOURTH QUARTER                 YEAR ENDED
                                                           ------------------------      ------------------------
                                                             2003           2002           2003            2002
                                                           ---------      ---------      ---------      ---------
OPERATING REVENUE                                          $ 207,456      $ 194,255      $ 827,359      $ 775,436

OPERATING EXPENSES:
      Salaries, wages and employees' benefits                117,513        109,074        465,714        439,590
      Purchased transportation                                19,124         19,024         81,551         77,885
      Operating expenses and supplies                         37,192         34,298        145,363        131,681
      Operating taxes and licenses                             8,246          7,489         32,431         30,754
      Claims and insurance                                     6,070          5,580         25,391         22,781
      Depreciation and amortization                           11,124         11,204         44,039         44,920
      Operating (gains) and losses                              (116)           100            (12)           595
                                                           ---------      ---------      ---------      ---------
           Total operating expenses                          199,153        186,769        794,477        748,206
                                                           ---------      ---------      ---------      ---------

OPERATING INCOME                                               8,303          7,486         32,882         27,230

NONOPERATING EXPENSES:
      Interest expense                                         2,398          2,279          9,460          6,192
      Other, net                                                (172)           (74)          (490)            79
                                                           ---------      ---------      ---------      ---------
           Nonoperating expenses, net                          2,226          2,205          8,970          6,271
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF
       ACCOUNTING CHANGE                                       6,077          5,281         23,912         20,959
Income tax provision                                           1,523          2,249          8,979          8,901
                                                           ---------      ---------      ---------      ---------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING
       CHANGE                                                  4,554          3,032         14,933         12,058
Cumulative effect of change in accounting for goodwill             -              -              -        (75,175)
                                                           ---------      ---------      ---------      ---------
NET INCOME (LOSS)                                          $   4,554      $   3,032      $  14,933      $ (63,117)
                                                           =========      =========      =========      =========

Average common shares outstanding - basic                     14,708         14,644         14,687         14,585
                                                           =========      =========      =========      =========

Average common shares outstanding - diluted                   15,180         14,984         15,129         14,671
                                                           =========      =========      =========      =========

Basic earnings (loss) per share:
      Before cumulative effect of accounting change        $    0.31      $    0.21      $    1.02      $    0.83
      Cumulative effect of change in accounting
           for goodwill                                            -              -              -          (5.16)
                                                           ---------      ---------      ---------      ---------
      Net income (loss)                                    $    0.31      $    0.21      $    1.02      $   (4.33)
                                                           =========      =========      =========      =========


Diluted earnings (loss) per share:
      Before cumulative effect of accounting change        $    0.30      $    0.20      $    0.99      $    0.82
      Cumulative effect of change in accounting
           for goodwill                                            -              -              -          (5.12)
                                                           ---------      ---------      ---------      ---------
      Net income (loss)                                    $    0.30      $    0.20      $    0.99      $   (4.30)
                                                           =========      =========      =========      =========

                    SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                         2003          2002
                                                       --------      --------
OPERATING ACTIVITIES:
        Net cash from operating activities             $ 58,270      $ 50,439

INVESTING ACTIVITIES:
  Acquisition of property and equipment                 (55,548)      (33,101)
  Proceeds from disposal of property and equipment        5,718         8,309
                                                       --------      --------
        Net cash used in investing activities           (49,830)      (24,792)

FINANCING ACTIVITIES:
 Net proceeds of long-term debt                               -        77,575
 Proceeds from stock option exercises                       558           391
 Net change in Notes to former Parent                         -       (83,221)
                                                       --------      --------
        Net cash from financing activities                  558        (5,255)
                                                       --------      --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                 8,998        20,392
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           21,872         1,480
                                                       --------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD               $ 30,870      $ 21,872
                                                       ========      ========


                          Saia Motor Freight Line, Inc.
                              Financial Information
            For the Quarter and Year Ended December 31, 2003 and 2002
                             (Amounts in thousands)



                                                      Fourth Quarter                         Year Ended
                                                  ----------------------        %        -------------------          %
                                                    2003          2002        Change      2003        2002         Change
                                                  ----------------------      ------     -------------------       ------
Operating revenue (excluding fuel surcharge)      125,253       119,840        4.5       502,319     480,349         4.6

Operating revenue                                 129,592       123,197        5.2       520,668     489,832         6.3

Operating income                                    7,404         5,744                   27,710     21,922

Operating ratio                                      94.3          95.3                     94.7       95.5



                                                                                           Fourth Quarter
                                                                                         -------------------
                                                     Fourth Quarter                        Amount/Workday
                                                  ----------------------        %        -------------------         %
                                                    2003          2002        Change       2003       2002         Change
                                                  ----------------------      ------     -------------------       ------
Workdays                                                                                      62         62

F/S Revenue                       LTL             119,135       113,780        4.7       1,921.5     1,835.2         4.7
                                  TL               10,457         9,417       11.0         168.7       151.9        11.0
                                  Total           129,592       123,197        5.2       2,090.2     1,987.1         5.2

Revenue excluding                 LTL             118,896       113,330        4.9       1,917.7     1,827.9         4.9
revenue recognition               TL               10,436         9,380       11.3         168.3       151.3        11.3
adjustment                        Total           129,332       122,710        5.4       2,086.0     1,979.2         5.4

Tonnage                           LTL                 601           574        4.7          9.69        9.26         4.7
                                  TL                  139           126       10.2          2.25        2.04        10.2
                                  Total               740           700        5.7         11.94       11.30         5.7

Shipments                         LTL               1,097         1,078        1.8         17.69       17.38         1.8
                                  TL                   18            16       10.0          0.29        0.26        10.0
                                  Total             1,115         1,094        1.9         17.98       17.64         1.9

Revenue/cwt.                      LTL                9.89          9.87        0.2
                                  TL                 3.75          3.71        1.0
                                  Total              8.74          8.76       (0.2)

Revenue/cwt.                      LTL                9.54          9.58       (0.5)
 (excluding fuel surcharge)       TL                 3.72          3.69        0.9
                                  Total              8.44          8.52       (0.9)

Revenue/shipment                  LTL              108.37        105.14        3.1
                                  TL               584.06        577.41        1.2
                                  Total            116.00        112.16        3.4

Pounds/shipment                   LTL               1,096         1,065        2.8
                                  TL               15,592        15,563        0.2
                                  Total             1,328         1,281        3.7

                           Jevic Transportation, Inc.
                              Financial Information
            For the Quarter and Year Ended December 31, 2003 and 2002
                             (Amounts in thousands)

                                                      Fourth Quarter                         Year Ended
                                                  ----------------------        %        -------------------          %
                                                    2003          2002        Change      2003        2002         Change
                                                  ----------------------      ------     -------------------       ------

Operating revenue (excluding fuel surcharge)       75,141      68,948          9.0       295,473     280,190        5.5

Operating revenue                                  77,864      71,058          9.6       306,691     285,604        7.4

Operating income                                    2,987       2,143                      9,434       5,793

Operating ratio                                      96.2        97.0                       96.9        98.0



                                                                                           Fourth Quarter
                                                                                         -------------------
                                                     Fourth Quarter                        Amount/Workday
                                                  ----------------------        %        -------------------         %
                                                    2003          2002        Change       2003       2002         Change
                                                  ----------------------      ------     -------------------       ------
Workdays                                                                                      62          62
F/S Revenue                      LTL               50,970        46,119       10.5         822.1       743.9        10.5
                                 TL                24,127        23,361        3.3         389.1       376.8         3.3
                                 Other              2,767         1,578       75.3          44.6        25.5        75.3
                                 Total             77,864        71,058        9.6       1,255.8     1,146.2         9.6

Revenue excluding                LTL               50,823        45,895       10.7         819.7       740.2        10.7
revenue recognition              TL                24,054        23,249        3.5         388.0       375.0         3.5
adjustment                       Other              2,767         1,578       75.3          44.6        25.5        75.3
                                 Total             77,644        70,722        9.8       1,252.3     1,140.7         9.8

Tonnage                          LTL                  259           240        7.7          4.17        3.87         7.7
                                 TL                   290           293       (1.0)         4.68        4.72        (1.0)
                                 Total                549           533        3.0          8.85        8.59         3.0

Shipments                        LTL                  214           202        6.0          3.45        3.26         6.0
                                 TL                    34            33        2.9          0.54        0.53         2.9
                                 Total                248           235        5.5          3.99        3.79         5.5

Revenue/cwt.                     LTL                 9.82          9.55        2.9
                                 TL                  4.15          3.97        4.5
                                 Total               6.82          6.48        5.2

Revenue/cwt.                     LTL                 9.47          9.26        2.2
 (excl. fuel surcharge)          TL                  4.00          3.85        3.9
                                 Total               6.58          6.29        4.6

Revenue/shipment                 LTL               237.36        227.19        4.5
                                 TL                713.35        709.50        0.5
                                 Total             302.12        294.50        2.6

Pounds/shipment                  LTL                2,416         2,378        1.6
                                 TL                17,203        17,880       (3.8)
                                 Total              4,428         4,542       (2.5)